UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007
BERRY PLASTICS HOLDING CORPORATION (Exact name of Registrant as specified in its charter)	BERRY PLASTICS CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	Delaware (State of Incorporation)
033-75706 (Commission File Numbers)
35-1814673 (I.R.S. Employer Identification No.)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N.A. (Former Name or Former Address, if Changed Since Last Report)	N.A. (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 30, 2007, Berry Plastics Holding Corporation (“Berry”) announced that its parent, Berry Plastics Group, Inc. (“Holdings”) intends, subject to certain conditions, to enter into a seven-year $500 million aggregate principal amount senior unsecured term loan facility (the “Holdings Loan Agreement”) with Credit Suisse and Citigroup Global Markets Inc. as the initial lenders, with Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as the joint lead arrangers and joint book-running managers, Credit Suisse as the administrative agent and Citigroup Global Markets Inc. as syndication agent. Holdings intends to use a significant portion of its cash on hand and the net proceeds from the Holdings Loan Agreement to pay a dividend to its stockholders. Borrowings under the Holdings Loan Agreement will bear interest at a rate over LIBOR and will be payable in cash or, for the first five years following funding of the loan, by adding such interest to the principal of the loan, at the option of Holdings. Berry and its subsidiaries will not be a party to the Holdings Loan Agreement.

In connection with the Holdings Loan Agreement, Berry announced combined pro forma disclosure of its last twelve months (“LTM”) Adjusted EBITDA for the historical operations of Berry, Covalence Specialty Materials Holding Corp. (“Covalence”) and Rollpak giving effect to the combination, acquisition and synergies on a pro forma basis. Berry’s combined pro forma LTM Adjusted EBITDA is $467.8 million as of March 31, 2007. Since the close of Berry’s merger with Covalence on April 3, 2007, Berry has completed its previously announced acquisition of Rollpak and has generated significant cash resulting in a current US unrestricted cash balance in excess of $90 million as of close of business on May 29, 2007.

A copy of a press release issued by Berry is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Berry Plastics Holding Corporation on May 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION BERRY PLASTICS CORPORATION

Date: June 4, 2007	By:	/s/James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Berry Plastics Holding Corporation on May 30, 2007.

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